Exhibit 25.4

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)   | X |
                                                 ---

                                -------------

                                Citibank, N.A.


A National Banking Association                             13-5266470
                                                           (I.R.S. employer
                                                           identification no.)

111 Wall Street, 14th Floor, New York, New York            10005
(Address of principal executive offices)                   (Zip code)

                                Citibank, N.A.
                          111 Wall Street, 14th Floor
                           New York, New York 10005
                      Attn: Jennifer Cupo (212) 657-2183

                                -------------

                       DAIMLERCHRYSLER AUTO TRUST 2004-C

              (Exact name of obligor as specified in its charter)

Delaware                                                   Applied for
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

c/o Chase Manhattan Bank USA, N.A., as Owner Trustee
c/o JP Morgan Chase
500 Stanton Christiana Rd., Fl 3 / OPS4
Newark, DE  19713                                          19713
(Address of principal executive offices)                   (Zip code)
                              Asset Backed Notes

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1. General information. Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.


         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

          1. A copy of the articles of association of the trustee now in effect (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

          2. A copy of the certificates of authority of the trustee to commence business (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

          4. A copy of the existing by-laws of the trustee (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of November, 2004.


                                       CITIBANK, N.A.



                                       By:      /s/ John Hannon
                                            ---------------------------------
                                       Name:   John Hannon
                                       Title:    Associate

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30 2004, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                  Thousands of dollars
Cash and balances due from
         depository institutions:
Noninterest-bearing balances
         and currency and coin . . . . . . . . .                $16,044,000
Interest-bearing balances  . . . . . . . . . . .                 23,432,000
Held-to-maturity securities  . . . . . . . . . .                     47,000
Available-for-sale securities  . . . . . . . . .                103,279,000
Federal funds sold in domestic
      Offices                                                       267,000
Federal funds sold and
         securities purchased under
         agreements to resell. . . . . . . . . .                 12,356,000
Loans and leases held for sale . . . . . . . . .                  6,397,000
Loans and lease financing
         receivables:
         Loans and Leases, net of
         unearned income . . . . . . . . . . . .                359,136,000
LESS: Allowance for loan and lease
         losses  . . . . . . . . . . . . . . . .                  8,966,000
Loans and leases, net of unearned
         income, allowance, and reserve. . . . .                350,170,000
Trading assets . . . . . . . . . . . . . . . . .                 79,265,000
Premises and fixed assets
         (including capitalized leases)  . . . .                  4,074,000
Other real estate owned  . . . . . . . . . . . .                     69,000
Investments in unconsolidated
         subsidiaries and associated
         companies . . . . . . . . . . . . . . .                    415,000
Customers' liability to this bank
         on acceptances outstanding  . . . . . .                  1,507,000
Intangible assets: Goodwill . .  . . . . . . . .                  8,787,000
Intangible assets: Other intangible
          assets . . . . . . . . . . . . . . . .                  9,682,000
Other assets . . . . . . . . . . . . . . . . . .                 32,452,000
                                                                 ----------
TOTAL ASSETS . . . . . . . . . . . . . . . . . .               $684,243,000
                                                               ============

LIABILITIES
Deposits: In domestic offices  . . . . . . . . .               $119,505,000
Noninterest- bearing . . . . . . . . . . . . . .                 22,893,000
Interest- bearing  . . . . . . . . . . . . . . .                 96,612,000
In foreign offices, Edge and
         Agreement subsidiaries,
         and IBFs  . . . . . . . . . . . . . . .                307,390,000
Noninterest- bearing . . . . . . . . . . . . . .                 22,639,000
Interest- bearing . . . . . . . . .  . . . . . .                284,751,000
Federal funds purchased in domestic
      Offices                                                    11,524,000
Federal funds purchased and securities
         sold under agreements
         to repurchase . . . . . . . . . . . . .                 16,906,000
Demand notes issued to the
         U.S. Treasury . . . . . . . . . . . . .                          0
Trading liabilities. . . . . . . . . . . . . . .                 41,394,000
Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases): ss . . . . . . . . . . . . . .                 56,542,000
Bank's liability on acceptances
         executed and outstanding   . . . . . . .                  1,507,000
Subordinated notes and debentures . . . . . . . .                 13,330,000
Other liabilities . . . . . . . . . . . . . . . .                 29,378,000
                                                                  ----------
TOTAL LIABILITIES . . . . . . . . . . . . . . . .               $597,476,000
                                                                ------------
Minority interest in consolidated
Subsidiaries. . . . . . . . . . . . . . . . . . .                    486,000

EQUITY CAPITAL
Perpetual preferred stock and
         related surplus  . . . . . . . . . . . .                  1,950,000
Common stock  . . . . . . . . . . . . . . . . . .                    751,000
Surplus . . . . . . . . . . . . . . . . . . . . .                 25,775,000
Retained Earnings . . . . . . . . . . . . . . . .                 23,787,000
                                                                  ----------
Accumulated net gains (losses)
         on cash flow hedges  . . . . . . . . . .                 -1,982,000
Other equity capital components . . . . . . . . .                          0
                                                                   ---------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . .                $50,281,000
                                                                 -----------
TOTAL LIABILITIES AND EQUITY
         CAPITAL  . . . . . . . . . . . . . . . .               $648,243,000
                                                                ============

I, William Gonska, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
WILLIAM GONSKA, VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
ALAN S. MACDONALD
WILLIAM R. RHODES
ROBERT B. WILLUMSTAD
DIRECTORS